UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

PETRO RIVER OIL CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 5th Avenue, Suite 1702 New York, New York 10003
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 13, 2019, Petro River Oil Corporation (the “Company”) filed the First Amended and Restated Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (“Series A Preferred”) (the “Series A Amendment”) with the Secretary of State for the State of Delaware – Division of Corporations, a copy of which is attached hereto as Exhibit 3.1, to: (i) decrease the Event Equity value, as defined in Section 10(a) of the Series A Amendment, to 100% of the Stated Value plus all accrued but unpaid dividends thereon through the date of payment, and (ii) remove the right of holders of the Series A Preferred to require the Company to redeem all or a portion of such holders’ Series A Preferred in the event of a Change of Control, as defined in Section 16 of the Series A Amendment.

The foregoing description of the Series A Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Series A Amendment, attached hereto as Exhibit 3.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: March 18, 2019	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

3.1	First Amended and Restated Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock, dated March 13, 2019